UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16666 Northchase Drive
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

(281) 836-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 8, 2013, Exterran Partners, L.P. (the “Partnership,” “we,” “us” or “our”) filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, our entry into a Contribution, Conveyance and Assumption Agreement, dated as of March 7, 2013, by and among us, Exterran Holdings, Inc. and certain of our respective subsidiaries, providing for a proposed acquisition (the “Proposed 2013 Contract Operations Acquisition”) of certain contract operations customer service agreements with 50 customers, a fleet of compressor units used to provide compression services under those agreements comprising approximately 253,000 horsepower and a fleet of compressor units comprising approximately 100,000 horsepower that we leased on an intercompany basis from Exterran Holdings, as further described in the Original Report. This Current Report on Form 8-K/A provides the financial statements and pro forma financial information required by Item 9.01 in connection with the proposed acquisition.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

The Report of the Independent Registered Public Accounting Firm and the financial statements listed below are set forth starting on page 3 of this Form 8-K/A.

•             The audited combined statements of assets acquired and liabilities assumed as of December 31, 2012 and 2011 for the Proposed 2013 Contract Operations Acquisition and the related audited combined statements of revenues and direct operating expenses for the years ended December 31, 2012 and 2011.

(b)      Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations of the Partnership as of and for the year ended December 31, 2012 are set forth starting on page 9 of this Form 8-K/A.

(d)      Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Exterran Partners L.P.,

Houston, TX

We have audited the accompanying combined statements of assets acquired and liabilities assumed by Exterran Partners, L.P. and subsidiaries (the “Partnership”), including certain contract operations customer service agreements and compression equipment (the “Contract Operations Net Assets”) proposed to be acquired by the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement between Exterran Holdings, Inc., the Partnership and certain of their respective subsidiaries dated March 7, 2013 (the “Contract Operations Acquisition Agreement”), as of December 31, 2012 and 2011, and the related combined statements of revenues and direct operating expenses for the years ended December 31, 2012 and 2011 (the “Proposed 2013 Contract Operations Acquisition Financial Statements”). These statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Contract Operations Net Assets are not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Contract Operations Net Assets internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements related to the Proposed 2013 Contract Operations Acquisition Financial Statements were prepared to present the assets acquired and liabilities assumed and revenues and direct operating expenses of assets acquired by the Partnership pursuant to the Contract Operations Acquisition Agreement described in Note 1, and are not intended to be a complete presentation of the results of operations associated with the Contract Operations Net Assets.

In our opinion, such combined financial statements present fairly, in all material respects, the assets acquired and liabilities assumed by the Partnership as of December 31, 2012 and 2011, pursuant to the Contract Operations Acquisition Agreement described in Note 1, and the related revenues and direct operating expenses for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Houston, TX
March 15, 2013

PROPOSED 2013 CONTRACT OPERATIONS ACQUISITION

COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(In thousands)

	December 31,
	2012	2011
ASSETS

Property, plant and equipment	$257,044	$224,821
Accumulated depreciation	(95,788)	(75,806)
Net property, plant and equipment	161,256	149,015
Intangible and other assets, net	3,242	3,731
Total assets acquired	$164,498	$152,746

LIABILITIES

Commitments and contingencies (Note 3)
Total liabilities assumed	$—	$—

The accompanying notes are an integral part of these combined financial statements.

PROPOSED 2013 CONTRACT OPERATIONS ACQUISITION

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(In thousands)

	Years Ended December 31,
	2012	2011

Revenues	$47,817	$38,468

Direct operating expenses:
Cost of sales (excluding depreciation and amortization)	19,776	17,898
Depreciation and amortization	13,167	11,525
Selling, general and administrative	2,757	2,497
Total direct operating expenses	35,700	31,920
Excess of revenues over direct operating expenses	$12,117	$6,548

The accompanying notes are an integral part of these combined financial statements.

PROPOSED 2013 CONTRACT OPERATIONS ACQUISITION

NOTES TO COMBINED STATEMENTS OF ASSETS ACQUIRED

AND LIABILITIES ASSUMED AND

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. Overview and Basis of Presentation

Overview

Pursuant to a Contribution, Conveyance and Assumption Agreement, dated March 7, 2013, between Exterran Partners, L.P. (“we,” “us” or “our”), Exterran Holdings, Inc. (individually and together with its subsidiaries, “Exterran Holdings”) and certain of our respective subsidiaries (the “Agreement”), we agreed to acquire from certain subsidiaries of Exterran Holdings certain contract operations customer service agreements with 50 customers, a fleet of compressor units used to provide compression services under those agreements comprising approximately 253,000 horsepower and a fleet of compressor units comprising approximately 100,000 horsepower that we leased on an intercompany basis from Exterran Holdings (the “Proposed 2013 Contract Operations Acquisition”). In exchange, we agreed to issue approximately 7.1 million common units and approximately 145,000 general partner units to Exterran Holdings. The Proposed 2013 Contract Operations Acquisition is subject to regulatory approval and other closing conditions and is expected to close in March or April 2013.

The accompanying combined statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses for the Proposed 2013 Contract Operations Acquisition include revenue and direct operating expenses related to contract operations customer service agreements and compression equipment that we intend to acquire from Exterran Holdings.

Basis of Presentation

The accompanying combined statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses related to the Proposed 2013 Contract Operations Acquisition have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission. Statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses have been included in this report in lieu of full financial statements because the preparation of full financial statements was determined to be impracticable as it would have required significant assumptions that cannot be substantiated. The Proposed 2013 Contract Operations Acquisition was not operated as a separate business unit or legal entity of Exterran Holdings, but was an integrated part of Exterran Holdings’ consolidated operations.

The accompanying combined statements have been derived from the historical records of Exterran Holdings to present combined statements of assets acquired and liabilities assumed and revenues and direct operating expenses related to the Proposed 2013 Contract Operations Acquisition in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In the opinion of management, the accompanying combined statements contain all adjustments considered necessary to fairly present the assets acquired, liabilities assumed, revenues and direct operating expenses related to the Proposed 2013 Contract Operations Acquisition. These combined statements are not intended to be a complete presentation of the financial position or results of operations for the Proposed 2013 Contract Operations Acquisition. The historical operating results of the Proposed 2013 Contract Operations Acquisition may not be indicative of future results due to changes in the business.

The combined statements of assets acquired and liabilities assumed include the compression equipment being acquired in the Proposed 2013 Contract Operations Acquisition, as well as the intangible assets and amortization related to the intangible assets associated with the Proposed 2013 Contract Operations Acquisition. Compression equipment includes the cost and accumulated depreciation of equipment which was in service as of the end of the periods presented attributable to Exterran Holdings’ contract operations customer service agreements that will be transferred in connection with the Proposed 2013 Contract Operations Acquisition. The combined statements of revenues and direct operating expenses related to the Proposed 2013 Contract Operations Acquisition include the revenues and direct expenses of units that were in service during the periods presented attributable to Exterran Holdings’ contract operations customer service agreements that will be transferred in connection with the Proposed 2013 Contract Operations Acquisition. These statements include depreciation expense related to the equipment used to provide service under these customer service agreements in the Proposed 2013 Contract Operations Acquisition during the periods presented. Certain expense items not directly associated with the customer service agreements, such as income taxes and corporate overhead (see Note 2) were excluded from the statements of revenues and direct operating expenses. The allocation of such costs was not historically made and therefore would be made at the discretion of management and would not necessarily be indicative of what such costs actually would have been had the specific assets been operated as a stand-alone entity.

All cash flow requirements of the Proposed 2013 Contract Operations Acquisition were funded by Exterran Holdings, and cash management functions were not performed at the Proposed 2013 Contract Operations Acquisition level. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities, is not presented as the Proposed 2013 Contract Operations Acquisition did not maintain a separate cash balance.

2. Summary of Significant Accounting Policies

Use of Estimates in the Financial Statements

The preparation of the Proposed 2013 Contract Operations Acquisition combined statements of assets acquired and liabilities assumed and combined statements of revenues and direct operating expenses requires management to make estimates and assumptions that affect the reported amounts therein as well as the disclosures of contingent assets and liabilities. Because of the inherent uncertainties in this process, actual future results could differ from those expected at the reporting date. Management believes that the estimates and assumptions used are reasonable.

Revenue Recognition

Revenue from contract operations is recorded when earned, which generally occurs monthly when service is provided under our customer contracts.

Property, Plant and Equipment

Property, plant and equipment is carried at cost. Depreciation for financial reporting purposes is computed on the straight-line basis using estimated useful lives. For compression equipment, depreciation begins with the first compression service. The estimated useful lives for compression equipment as of December 31, 2012 were 15 to 30 years. Maintenance and repairs are charged to expense as incurred. Overhauls and major improvements that increase the value or extend the life of compressor units are capitalized and depreciated over the estimated useful life of up to seven years. Included in depreciation expense is $3.8 million and $3.5 million for the years ended December 31, 2012 and 2011, respectively, of depreciation expense on compression equipment that we leased on an intercompany basis from Exterran Holdings.

Long-Lived Assets

We review for impairment of our long-lived assets, including property, plant and equipment and identifiable intangibles that are being amortized, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss exists when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The impairment loss recognized represents the excess of the asset’s carrying value as compared to its estimated fair value. Identifiable intangibles are amortized over the assets’ estimated useful lives.

Intangible Assets

The amounts of finite life intangible assets reflected in the combined statements of assets acquired and liabilities assumed of the Proposed 2013 Contract Operations Acquisition represent an allocation of the historical cost finite life intangible assets of Exterran Holdings’ North America contract operations segment. The amounts allocated were based on the determination of fair value of net assets transferred to us to the total fair value of Exterran Holdings’ North America contract operations segment.

The amount of finite life intangible assets included in the Proposed 2013 Contract Operations Acquisition is comprised of $5.5 million, excluding accumulated amortization at December 31, 2012 of $2.3 million, associated with customer relationships. These intangible assets are being amortized through 2024, based on the present value of expected income to be realized from these assets.

Cost of Sales (Excluding Depreciation and Amortization)

Cost of sales (excluding depreciation and amortization) includes all variable and fixed costs associated with providing contract operations services, including direct labor, benefits cost, parts cost, unit freight cost, lubricant cost, field supply cost and ad valorem taxes. Included in cost of sales is $0.5 million and $0.6 million for the years ended December 31, 2012 and 2011, respectively, of ad valorem tax on compression equipment that we leased on an intercompany basis from Exterran Holdings.

Selling, General and Administrative

Selling, general and administrative (“SG&A”) expenses include only those costs directly associated with producing contract operations revenues, including fleet management and selling and marketing costs. The amount of SG&A expenses included in the combined statements of revenues and direct operating expenses of the Proposed 2013 Contract Operations Acquisition reflects an allocation of those costs incurred by Exterran Holdings based on a percentage of revenue and horsepower.

3. Commitments and Contingencies

The Texas Legislature enacted changes related to the appraisal of natural gas compressors for ad valorem taxes by expanding the definitions of “Heavy Equipment Dealer” and “Heavy Equipment.” Under the revised statute, we and Exterran Holdings believe that the natural gas compressors to be acquired in the Proposed 2013 Contract Operations Acquisition are Heavy Equipment and are, therefore, required to file the 2012 property tax renditions under this new methodology. As a result of filing the natural gas compressors as Heavy Equipment in Texas counties, a number of Appraisal Review Boards have denied our and Exterran Holdings’ position and we and Exterran Holdings are currently filing petitions for review in district courts.

As a result of the new methodology, the ad valorem tax expense of the Proposed 2013 Contract Operations Acquisition (which is reflected on the Proposed 2013 Contract Operations Acquisition combined statements of revenues and direct operating expenses as a component of cost of sales (excluding depreciation and amortization expense)) includes a benefit of $0.9 million, of which approximately $0.2 million has been agreed to by a number of Appraisal Review Boards, for the year ended December 31, 2012.

In addition to federal and state income taxes, the assets being acquired in the Proposed 2013 Contract Operations Acquisition are subject to a number of state and local taxes that are not income-based. Many of these taxes are subject to audit by the taxing authorities, and therefore, it is possible that an audit could result in additional tax payments. Such additional tax payments resulting from an audit are accrued for when it is determined that a liability is probable and can be reasonably estimated. We do not believe that such payments would be material to the Proposed 2013 Contract Operations Acquisition’s consolidated financial position but cannot provide assurance that the resolution of an audit would not be material to its results of operations or cash flows for the period in which the resolution occurs.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

The following are the unaudited pro forma consolidated financial statements of Exterran Partners, L.P. (“we,” “us” or “our”) as of and for the year ended December 31, 2012. The unaudited pro forma consolidated balance sheet assumes that our proposed acquisition of certain contract operations customer service agreements and compression equipment (together the “Proposed Assets”) of the U.S. natural gas contract operations business of Exterran Holdings, Inc. (individually and together with its subsidiaries, “Exterran Holdings”) and the other related transactions, as described below (the “Proposed 2013 Contract Operations Acquisition”), occurred as of December 31, 2012. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 assumes that the Proposed 2013 Contract Operations Acquisition and our acquisition in March 2012 of certain contract operations customer service agreements and compression and processing equipment from Exterran Holdings (the “March 2012 Contract Operations Acquisition”) occurred on January 1, 2012. These transaction adjustments are presented in the notes to the unaudited pro forma financial statements.

The pro forma financial statements reflect the following transactions:

As related to the Proposed 2013 Contract Operations Acquisition:

•                       our acquisition of the Proposed Assets from Exterran Holdings; and

•                       our issuance of approximately 7.1 million common units and approximately 145,000 general partner units to Exterran Holdings.

As related to the March 2012 Contract Operations Acquisition for the period from January 1, 2012 through March 7, 2012:

•                       our acquisition in March 2012 of certain contract operations customer service agreements, compression equipment and a natural gas processing plant from Exterran Holdings;

•                       our assumption of $105.4 million of Exterran Holdings’ long-term debt; and

•                       our payment of $77.4 million in cash to Exterran Holdings.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations were derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions. The unaudited pro forma consolidated financial statements do not purport to present our financial position or results of operations had the Proposed 2013 Contract Operations Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2012

(In thousands)

	Exterran Partners, L.P. Historical	Proposed 2013 Contract Operations Acquisition	Adjustments		Exterran Partners, L.P. Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$142	$—	$—		$142
Accounts receivable, trade, net of allowance	38,084	—	—		38,084
Total current assets	38,226	—	—		38,226
Property, plant and equipment	1,468,910	257,044	—		1,725,954
Accumulated depreciation	(491,615)	(95,788)	—		(587,403)
Net property, plant and equipment	977,295	161,256	—		1,138,551
Goodwill	124,019	—	—		124,019
Intangible and other assets, net	23,996	3,242	—		27,238
Total assets	$1,163,536	$164,498	$—		$1,328,034

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Accrued liabilities	$9,621	$—	$—		$9,621
Accrued interest	1,473	—	—		1,473
Due to affiliates, net	21,598	—	—		21,598
Current portion of interest rate swaps	3,873	—	—		3,873
Total current liabilities	36,565	—	—		36,565
Long-term debt	680,500	—	—		680,500
Interest rate swaps	6,043	—	—		6,043
Other long-term liabilities	543	—	—		543
Deferred income taxes	885	—	—		885
Total liabilities	724,536	—	—		724,536
Partners’ capital:
Common units	436,587	—	161,224	(A)	597,811
General partner units	13,490	—	3,274	(A)	16,764
Accumulated other comprehensive loss	(10,094)	—	—		(10,094)
Treasury units	(983)	—	—		(983)
Total partners’ capital	439,000	—	164,498		603,498
Total liabilities and partners’ capital	$1,163,536	$—	$164,498		$1,328,034

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2012

(In thousands, except per unit data)

	Exterran Partners, L.P. Historical	March 2012 Contract Operations Acquisition	Proposed 2013 Contract Operations Acquisition	Adjustments		Carve-off for Non-Acquired Business of Customers Partially Acquired	Exterran Partners, L.P. Pro Forma
Revenue:
Revenue — third parties	$386,731	$8,476	$47,817	$—		$(806)	$442,218
Revenue — affiliates	762	—	—	(206	)(B)	—	556
Total revenue	387,493	8,476	47,817	(206)		(806)	442,774

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense) — affiliates	183,160	2,988	19,776	(206	)(B)	(245)	200,209
				(5,264	)(C)
Depreciation and amortization	88,298	2,678	13,167	—		(189)	103,954
Long-lived asset impairment	29,560	—	—	—		—	29,560
Selling, general and administrative — affiliates	49,889	446	2,757	2,789	(D)	(87)	55,794
Interest expense	25,167	—	—	787	(E)	—	25,954
Other (income) expense, net	(35)	—	—	—		—	(35)
Total costs and expenses	376,039	6,112	35,700	(1,894)		(521)	415,436
Income before income taxes	11,454	2,364	12,117	1,688		(285)	27,338
Income tax provision	945	—	—	604	(F)	(5)	1,544
Net income	$10,509	$2,364	$12,117	$1,084		$(280)	$25,794

General partner interest in net income	$4,623						$5,676
Common units interest in net income	$5,886						$20,118

Weighted average common units outstanding:
Basic	41,371			7,124	(G)		48,495
Diluted	41,382			7,124	(G)		48,506

Income per common unit:
Basic	$0.14						$0.41
Diluted	$0.14						$0.41

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation, the Proposed 2013 Contract Operations Acquisition and the March 2012 Contract Operations Acquisition

The historical financial information is derived from the consolidated financial statements of the Partnership and the combined financial statements of the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition. The unaudited pro forma consolidated balance sheet assumes that the Proposed 2013 Contract Operations Acquisition, as described below, occurred as of December 31, 2012. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 assumes that the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition occurred on January 1, 2012.

The pro forma financial statements reflect the following transactions:

As related to the Proposed 2013 Contract Operations Acquisition:

•                       our acquisition of the Proposed Assets from Exterran Holdings; and

•                       our issuance of approximately 7.1 million common units and approximately 145,000 general partner units to Exterran Holdings.

As related to the March 2012 Contract Operations Acquisition for the period from January 1, 2012 through March 7, 2012:

•                       our acquisition in March 2012 of certain contract operations customer service agreements, compression equipment and a natural gas processing plant from Exterran Holdings;

•                       our assumption of $105.4 million of Exterran Holdings’ long-term debt; and

•                       our payment of $77.4 million in cash to Exterran Holdings.

2. Pro Forma Adjustments and Assumptions

(A) Transactions between us and Exterran Holdings are transactions between entities under common control. Under accounting principles generally accepted in the U.S., transfers of assets and liabilities between entities under common control are to be initially recorded on the books of the receiving entity at the carrying value of the transferor. Any difference between consideration given and the carrying value of the assets or liabilities is treated as a capital distribution or contribution. As such, a contribution of $161.2 million and $3.3 million was recorded and reflects the issuance of approximately 7.1 million common units and approximately 145,000 general partner units, respectively, to Exterran Holdings in connection with the Proposed 2013 Contract Operations Acquisition.

(B) Reflects the reversal of intercompany lease revenue and intercompany lease expense of $0.2 million and $32,000 related to units included in the Proposed 2013 Contract Operations Acquisition and the March 2012 Contract Operations Acquisition, respectively, that Exterran Holdings leased on an intercompany basis from us.

(C) Reflects the reversal of intercompany lease expense of $4.5 million and $0.8 million related to units included in the Proposed 2013 Contract Operations Acquisition and the March 2012 Contract Operations Acquisition, respectively, that we leased on an intercompany basis from Exterran Holdings.

(D) Reflects an allocation of selling, general and administrative (“SG&A”) expenses of Exterran Holdings for the year ended December 31, 2012 of $2.5 million and $0.3 million related to the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition, respectively. SG&A expenses in this adjustment include only the allocation of indirect expenses and have been allocated to us based on the percentage of total horsepower of compressor units acquired or expected to be acquired in the transactions to total horsepower of Exterran Holdings and our compressor units in accordance with an omnibus agreement among us, Exterran Holdings and others.

(E) Reflects interest expense incurred on borrowings of $182.8 million under our revolving credit facility in connection with the March 2012 Contract Operations Acquisition. During the year ended December 31, 2012, interest expense was $0.8 million and was based on an average rate of one-month LIBOR of 0.22%, plus the applicable margin of 2.5%. A one percentage point increase or decrease in interest rates would have resulted in an increase or decrease in interest expense related to the March 2012 Contract Operations Acquisition of $0.3 million for the year ended December 31, 2012.

(F) Reflects additional state income taxes for the year ended December 31, 2012 of $0.6 million in connection with the Proposed 2013 Contract Operations Acquisition that we would have incurred related to the contract operations service agreements that we intend to acquire from Exterran Holdings in the transaction. Reflects additional state income taxes for the year ended December 31, 2012 of $22,000 in connection with the March 2012 Contract Operations Acquisition, that we would have incurred related to the contract operations service agreements that we acquired from Exterran Holdings in the transaction.

(G) Reflects the issuance of approximately 7.1 million common units to Exterran Holdings in connection with the Proposed 2013 Contract Operations Acquisition.

3. Carve-off for Non-Acquired Business of Customers Partially Acquired

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 includes the results of the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition. Such results include all contract operations business with the customers that have been partially acquired in the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition even though some of the business contracted with that customer was not transferred in the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition. To better reflect the amount of business acquired, the unaudited pro forma statement of operations includes an adjustment to reflect the amount of business in the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition not actually acquired. The percentage was based on the ratio of horsepower acquired in the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition to the total horsepower in service for each such customer on the closing date of the Proposed 2013 Contract Operations Acquisition and March 2012 Contract Operations Acquisition.

4. Pro Forma Net Earnings Per Limited Partner Unit

Pro forma net earnings per limited partner unit is determined by dividing the pro forma net income that would have been allocated to the common unitholders by the number of common units expected to be outstanding after the completion of the transactions included in the pro forma consolidated financial statements. All common units to be issued in connection with the Proposed 2013 Contract Operations Acquisition were assumed to have been outstanding since January 1, 2012. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common and subordinated units. The pro forma net earnings per unit calculations reflect the incentive distributions made to the general partner and a reduction of net income allocable to the limited partners of $0.8 million for the year ended December 31, 2012, which reflects the amount of additional incentive distributions that would have occurred if the excess of net income over actual distributions for the period had been distributed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
(Registrant)

By: Exterran General Partner, L.P., its general partner

By: Exterran GP LLC, its general partner

Date: March 15, 2013	/s/ KENNETH R. BICKETT
	Name:	Kenneth R. Bickett
	Title:	Vice President and Controller